Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i)  That it previously filed a registration statement on Form F-6 (Registration No. 333-176898), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

(ii) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Leslie A. DeLuca
Name: Leslie A. DeLuca
Title: Vice President